Exhibit 99.1

TTEC Announces Record Third Quarter 2020

Financial Results

Revenue was $493.0 Million, Representing 24.6 Percent Growth

Operating Income was $53.4 Million or 10.8 Percent of Revenue

($55.6 Million or 11.3 Percent Non-GAAP)

Net Income was $21.4 Million ($42.4 Million Non-GAAP)

Adjusted EBITDA was $77.2 Million or 15.7 Percent of Revenue

Fully Diluted EPS was $0.45 ($0.90 Non-GAAP)

Signs Bookings of $170 Million

Raises Outlook for Full Year 2020

DENVER, November 4, 2020 – TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global Customer Experience as a Service (CXaaS) partner for many of the world’s most iconic and disruptive brands, today announced financial results for the third quarter and nine months ended September 30, 2020.

“Our record results and business pipeline reflect the heightened demand for customer experience digitization and virtualization solutions across our clients and prospects,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “Our ability to rapidly enable large commercial enterprise and government clients with frictionless and fully digitized employee and customer experiences has never been more critical and relevant. We continue to build sustainable momentum with our agile operating model and proprietary Humanify® Cloud Technology Platform.”

Tuchman continued, “Our end-to-end approach to designing, building, and operating CXaaS is resonating with organizations that are handling increasingly complex, high-end and mission-critical customer engagement. The market is requiring large brands to make a rapid shift to digital first, fully virtualized customer experience. TTEC has emerged as a partner of choice in this substantial transformation for global enterprise customers.”

THIRD QUARTER 2020 FINANCIAL HIGHLIGHTS

Revenue

•	Third quarter 2020 GAAP revenue increased 24.6 percent to $493.0 million compared to $395.5 million in the prior year period, or 24.1 percent growth in constant currency.

•	Foreign exchange had a $2.0 million positive impact on revenue in the third quarter 2020.

Income from Operations

•	Third quarter 2020 GAAP income from operations was $53.4 million, or 10.8 percent of revenue, compared to $26.0 million, or 6.6 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

•	Third quarter 2020 Non-GAAP income from operations, excluding $2.2 million in restructuring charges, was $55.6 million or 11.3 percent of revenue versus 6.6 percent for the prior year period.

•	Foreign exchange had a $0.8 million positive impact on income from operations in the third quarter 2020.

Adjusted EBITDA

•	Third quarter 2020 Non-GAAP Adjusted EBITDA was $77.2 million, or 15.7 percent of revenue, compared to $46.2 million, or 11.7 percent of revenue in the prior year period.

Earnings Per Share

•	Third quarter 2020 GAAP fully diluted earnings per share was $0.45 compared to $0.39 for the same period last year. The earnings per share was negatively impacted by a 32 cent non-cash charge related to the planned dissolution of a foreign subsidiary.

•	Third quarter 2020 Non-GAAP fully diluted earnings per share was $0.90 compared to $0.40 in the prior year period.

Bookings

•	During the third quarter 2020, TTEC signed an estimated $170 million in annualized contract value compared to $114 million in the prior year period. Bookings were diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the third quarter 2020 was $81.5 million compared to $63.1 million for the third quarter 2019.

•	Capital expenditures in the third quarter 2020 were $15.9 million compared to $16.0 million for the third quarter 2019.

•	As of September 30, 2020, TTEC had cash and cash equivalents of $135.3 million and debt of $338.3 million, resulting in a net debt position of $203.0 million. This compares to a net debt position of $133.5 million for the same period 2019.

•	As of September 30, 2020, TTEC had approximately $570 million of additional borrowing capacity available under its revolving credit facility compared to $575 million for the same period 2019.

•	Declared a 40 cent per share, or $18.7 million, semi-annual dividend on September 25, 2020, paid to shareholders on October 29, 2020, representing a 25 percent increase over the dividend paid in October 2019 and a 17.6 percent increase over the April 2020 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Third quarter 2020 GAAP revenue for TTEC Digital was $76.6 million, compared to $78.6 million for the year ago period. Revenue in the cloud and related systems integration collectively grew 13.4 percent over the year ago period. The 2.6 percent decline in total revenue is attributable to the exit of certain digital offerings as clients increasingly pivot to virtualize and digitize cloud-based solutions.

•	Income from operations was $13.0 million or 17.0 percent of revenue compared to operating income of $11.7 million or 14.9 percent of revenue for the prior year period.

•	Third quarter 2020 Non-GAAP income from operations was $13.5 million, or 17.6 percent of revenue compared to operating income of $11.8 million or 15.0 percent of revenue in the prior year period.

•	Third quarter 2020 Non-GAAP Adjusted EBITDA was $18.2 million, or 23.7 percent of revenue, compared to $15.1 million, or 19.2 percent of revenue in the prior year period.

•	Foreign exchange had a negligible impact on revenue and income from operations in the third quarter 2020.

TTEC Engage – Digitally-enabled customer acquisition, care, and fraud prevention services

•	Third quarter 2020 GAAP revenue for TTEC Engage increased 31.4 percent to $416.4 million from $316.9 million for the year ago period. Revenue growth was 30.8 percent in constant currency.

•	Income from operations was $40.4 million or 9.7 percent of revenue compared to operating income of $14.3 million or 4.5 percent of revenue for the prior year period.

•	Third quarter 2020 Non-GAAP income from operations was $42.1 million, or 10.1 percent of revenue compared to operating income of $14.4 million or 4.5 percent of revenue in the prior year period.

•	Third quarter 2020 Non-GAAP Adjusted EBITDA was $59.0 million, or 14.2 percent of revenue, compared to $31.0 million, or 9.8 percent of revenue in the prior year period.

•	Foreign exchange had a $1.9 million positive impact on revenue and $0.8 million positive impact on income from operations in the third quarter 2020.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

BUSINESS OUTLOOK

“This has been an incredibly busy year met with its own unique set of challenges and opportunities, and we are extremely pleased with how we are executing across the business,” commented Regina Paolillo, chief financial and administrative officer of TTEC. “We are winning in the marketplace due to the wide-range of tech-enabled services and support capabilities that our CXaaS platform delivers to clients both rapidly and reliably. It is our end-to-end differentiated offering that is resulting in year-to-date record financial results. With third quarter overperformance and strong fourth quarter revenue backlog, we are raising our full-year 2020 outlook. While we are mindful of the continued uncertainty that persists in the global economy, we are increasingly more optimistic on the ability of our business to capitalize on near and long-term CX demand.”

Our raised full-year 2020 outlook, which excludes restructuring and impairment charges, is as follows:

Revenue between $1.881 and $1.893 billion, an increase between 14.5 and 15.2 percent over the prior year.

Operating Income margins between 10.1 and 10.3 percent.

•	Margins of approximately 15.2 percent for TTEC Digital and 9.2 percent for TTEC Engage

Adjusted EBITDA margins between 14.9 and 15.0 percent.

•	Margins of approximately 21.0 percent for TTEC Digital and 13.8 percent for TTEC Engage

Earnings Per Share between $2.92 and $3.02.

Capital expenditures are estimated to be between 3.1 and 3.3 percent of revenue, of which approximately 70 percent is growth oriented.

Effective tax rate for the full year is estimated between 21 and 24 percent.

Diluted share count for the full year is estimated between 46.9 and 47.1 million.

We estimate the Digital - Engage segment 2020 mix as follows:

•	Revenue: 16 percent Digital, 84 percent Engage.

•	Operating Income: 24 percent Digital, 76 percent Engage.

•	Adjusted EBITDA: 22 percent Digital, 78 percent Engage.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that TTEC includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading digital customer experience (CX) technology and services company focused on the design, implementation, and delivery of transformative solutions for many of the world’s most iconic and disruptive brands and government agencies. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company's 56,200 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to COVID-19 global pandemic and the various government mandates designed to contain the pandemic, and how these risks may impact our business in the short and longer term; the risks related to our strategy execution; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; cybersecurity; consolidation activities undertaken by our clients; changes in laws that impact our business and our ability to comply with those and other laws governing our operations; the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the need to forecast demand for services accurately and the impact of such forecasts on our capacity utilization; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; and our equity structure including our controlling shareholder risk, and the potential volatility of our stock price resulting therefrom. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Quarterly Report on Form 10-Q for the quarter ended on September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$492,980	$395,507	$1,378,274	$1,182,378

Operating Expenses:
Cost of services	368,405	304,622	1,027,268	897,193
Selling, general and administrative	49,473	48,062	146,667	148,646
Depreciation and amortization	19,522	16,659	57,054	50,452
Restructuring and integration charges, net	1,233	183	2,564	1,572
Impairment losses	948	-	1,644	3,569
Total operating expenses	439,581	369,526	1,235,197	1,101,432

Income From Operations	53,399	25,981	143,077	80,946

Other income (expense), net	(20,852)	(806)	(31,058)	(6,870)

Income Before Income Taxes	32,547	25,175	112,019	74,076

Provision for income taxes	(8,415)	(5,196)	(29,653)	(20,007)

Net Income	24,132	19,979	82,366	54,069

Net income attributable to noncontrolling interest	(2,766)	(1,878)	(8,141)	(5,168)

Net Income Attributable to TTEC Stockholders	$21,366	$18,101	$74,225	$48,901

Net Income Per Share

Basic	$0.52	$0.43	$1.77	$1.17

Diluted	$0.51	$0.43	$1.76	$1.16

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.46	$0.39	$1.59	$1.06

Diluted	$0.45	$0.39	$1.58	$1.05

Income From Operations Margin	10.8%	6.6%	10.4%	6.8%
Net Income Margin	4.9%	5.1%	6.0%	4.6%
Net Income Attributable to TTEC Stockholders Margin	4.3%	4.6%	5.4%	4.1%
Effective Tax Rate	25.9%	20.6%	26.5%	27.0%

Weighted Average Shares Outstanding
Basic	46,732	46,481	46,617	46,335
Diluted	47,031	46,768	46,885	46,693

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
TTEC Digital	$76,571	$78,620	$231,270	$222,992
TTEC Engage	416,409	316,887	1,147,004	959,386
Total	$492,980	$395,507	$1,378,274	$1,182,378

Income From Operations:
TTEC Digital	$13,043	$11,704	$37,677	$27,172
TTEC Engage	40,356	14,277	105,400	53,774
Total	$53,399	$25,981	$143,077	$80,946

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$135,317	$82,407
Accounts receivable, net	338,263	331,096
Other current assets	158,794	136,322
Total current assets	632,374	549,825

Property and equipment, net	178,941	176,633
Other assets	665,705	650,330

Total assets	$1,477,020	$1,376,788

LIABILITIES AND EQUITY
Total current liabilities	$404,112	$363,289
Other long-term liabilities	533,693	532,846
Redeemable noncontrolling interest	53,004	48,923
Total equity	486,211	431,730

Total liabilities and equity	$1,477,020	$1,376,788

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$492,980	$395,507	$1,378,274	$1,182,378

Reconciliation of Adjusted EBITDA:

Net Income	$24,132	$19,979	$82,366	$54,069
Interest income	(566)	(522)	(1,421)	(1,291)
Interest expense	2,755	4,041	15,451	13,537
Provision for income taxes	8,415	5,196	29,653	20,007
Depreciation and amortization	19,522	16,659	57,054	50,452
Asset impairment, restructuring and integration charges	2,181	183	4,208	5,141
Gain on sale of business units	(208)	(391)	(596)	(1,141)
Gain on sale of trademarks	-	(700)	-	(700)
Gain on recovery of receivables in connection with division in winddown	-	(1,416)	-	(1,416)
Changes in acquisition contingent consideration	-	-	(4,349)	(2,424)
Loss on disolution of subsidiary	17,438	-	19,905	-
Equity-based compensation expenses	3,495	3,129	9,471	9,663

Adjusted EBITDA	$77,164	$46,158	$211,742	$145,897

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$24,132	$19,979	$82,366	$54,069
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	19,522	16,659	57,054	50,452
Other	37,852	26,493	47,364	79,876
Net cash provided by operating activities	81,506	63,131	186,784	184,397

Less - Total Cash Capital Expenditures	15,912	16,010	47,827	44,438

Free Cash Flow	$65,594	$47,121	$138,957	$139,959

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$53,399	$25,981	$143,077	$80,946
Restructuring charges, net	1,233	183	2,564	1,572
Impairment losses	948	-	1,644	3,569

Non-GAAP Income from Operations	$55,580	$26,164	$147,285	$86,087

Non-GAAP Income from Operations Margin	11.3%	6.6%	10.7%	7.3%

Reconciliation of Non-GAAP EPS:

Net Income	$24,132	$19,979	$82,366	$54,069
Add: Asset restructuring and impairment charges	2,181	183	4,208	5,141
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	-	757	6,273	2,533
Less: Changes in acquisition contingent consideration	-	-	(4,349)	(2,424)
Less: Gain on sale of business units	(208)	(391)	(596)	(1,141)
Less: Gain on sale of trademarks	-	(700)	-	(700)
Less: Gain on recovery of receivable in connection with division in winddown	-	(1,416)	-	(1,416)
Add: Loss on disoluion of subsidiary	17,438	-	19,905	-
Add: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(1,100)	212	(159)	2,046

Non-GAAP Net Income	$42,443	$18,624	$107,648	$58,108

Diluted shares outstanding	47,031	46,768	46,885	46,693

Non-GAAP EPS	$0.90	$0.40	$2.30	$1.24

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital

	Q3 20	Q3 19	Q3 20	Q3 19	YTD 20	YTD 19	YTD 20	YTD 19
Earnings before Income Taxes	$19,470	$13,470	$13,077	$11,705	$74,242	$46,769	$37,777	$27,310
Interest income / expense, net	2,223	3,528	(34)	(9)	14,132	12,247	(101)	(2)
Depreciation and amortization	15,985	14,147	3,537	2,512	46,951	42,396	10,103	8,055
Asset impairment, restructuring and integration charges	1,745	85	436	98	2,755	2,694	1,452	2,447
Gain on sale of business units	(208)	(391)	-	-	(596)	(1,141)	-	-
Gain on sale of trademarks	-	(700)	-	-	-	(700)	-	-
Gain on recovery of receivables in connection with division in winddown	-	(1,416)	-	-	-	(1,416)	-	-
Changes in acquisition contingent consideration	-	-	-	-	(4,349)	(2,424)	-	-
Loss on disolution of subsidiary	17,438	-	-	-	19,905	-	-	-
Equity-based compensation expenses	2,353	2,306	1,142	823	6,551	7,178	2,920	2,486

Adjusted EBITDA	$59,006	$31,029	$18,158	$15,129	$159,591	$105,603	$52,151	$40,296